ADDITIONAL PARTICIPANT INFORMATION REGARDING TAX WITHHOLDING OBLIGATIONS AND FORM OF STOCK OWNERSHIP
Exhibit 99.(a)(1)(m)

SYPRIS SOLUTIONS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
__________________________________

ADDITIONAL PARTICIPANT INFORMATION REGARDING TAX WITHHOLDING OBLIGATIONS AND FORM OF STOCK OWNERSHIP

Part I. Tax Withholding Percentage

Your tax withholding percentage for any shares of common stock that you have elected to receive  (Option 3 per the Exchange Offer Exhibit A) is:

[XXXX%]

For any grant of shares of stock, you can calculate the tax you would owe upon receipt of such shares as follows:

(a)	the number of shares that you elect to receive for any Eligible Grant, multiplied by
(b)	$7.90, multiplied by
(c)	.[XXX]

For example, if you receive 100 shares (in exchange for one of your Eligible Grants), your tax withholding obligation for that grant would be $[XXX], because 100 x $7.90 x [.XX] = $[XXX]. You must perform this calculation for each Eligible Grant that you choose to exchange for shares.

Note: If we do not receive your check for the required tax withholding amount by June 12, 2007, we will automatically withhold sufficient shares to pay for the withholding obligation (using the value per share on June 12, 2007).  If you prefer to pay your taxes yourself, please total your witholdings for all Eligible Grants and make your check out to Sypris Solutions, Inc.  Please contact Michelle Greenwell at (502) 329-2046 to verify your withholding amount prior to sending in your check.

Part II. Preferred Form of Stock Ownership

Please use this form to designate the manner in which you wish to receive any shares of stock. If you do not designate any preference by June 12, 2007, you will automatically receive an original share certificate.

Please send an original share certificate to my home address below:

_________________________________________________
_________________________________________
_________________________________________

Original certificates are valuable items which you should keep in a safety deposit box or other safe place.

OR

Please transfer shares electronically (by way of DTC) to my brokerage account below:

Brokerage Firm Name:__________________________
Brokers Name:________________________________
Broker Phone Number:__________________________
Participant Account #:__________________________
Participant DTC  #:_____________________________

Please provide your broker with a copy of this election.

Note to Brokers: You must initiate the DWAC Deposit on June 13, 2007, in order to receive the shares.

Signature :__________________________
Name:______________________________
Date:_______________________________